EXHIBIT 10.5
HIGHLAND FINANCIAL PARTNERS, L.P.
2006 LP UNIT INCENTIVE PLAN
Adopted on February 3, 2006; as amended in October 2006; and
as further amended on April 17, 2007

i

HIGHLAND FINANCIAL PARTNERS, L.P.
2006 LP UNIT INCENTIVE PLAN
SECTION 1
PURPOSE OF PLAN; DEFINITIONS
     1.1 General. The name of this plan is the Highland Financial Partners, L.P. 2006 LP Unit Incentive Plan (the “Plan”). The Plan was adopted by the Board (as defined below) on February 3, 2006, amended in October 2006 and further amended on April 17, 2007. The Plan was approved by the LP’s Partners on                     , 2007.
     1.2 Purpose. The purposes of the Plan (as defined below) are (a) to facilitate the ownership of Common Units of Highland Financial Partners, L.P. (the “LP”) by officers, directors, employees, advisors, and consultants and whose performance is a key element in achieving the LP’s continued success in order to reinforce the alignment of their interests with those of the LP’s Partners by providing performance-based compensation arrangements to such officers, directors, employees, advisors, and consultants to incentivize such officers, directors, employees, advisors, and consultants in connection with such individual’s performance of services for the LP or any of its subsidiaries, (b) to assist the LP in attracting and retaining officers, directors, employees, advisors, and consultants with experience and ability, and (c) to benefit the LP’s Partners by encouraging high levels of performance by such individuals in connection with such individual’s performance of services for the LP or any of its subsidiaries. The Plan is also designed to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, it is the LP’s intent that each such Award shall comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.
     1.3 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
          (a) “Award” or “Awards” means an award described in Section 5 hereof.
          (b) “Award Agreement” means an agreement described in Section 6 hereof entered into between the LP and a Participant, setting forth the terms, conditions and any limitations applicable to the Award granted to the Participant.

          (c) “Board” means the Board of Directors of the LP.
          (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.
          (e) “Commission” means Securities and Exchange Commission.
          (f) “Committee” means any committee the Board may appoint to administer the Plan. Effective as of April 17, 2007, the Board appointed the Compensation Committee of the Board to administer the Plan. To the extent required by applicable law or regulation, (i) the Committee shall consist of not less than two directors who shall be appointed from time to time by and shall serve at the pleasure of the Board and (i) the Committee shall be comprised solely of directors who are (1) “non-employee directors” under Rule 16b-3 of the Exchange Act, (2) “outside directors” under Section 162(m) of the Code and (3) “independent directors” pursuant to New York Stock Exchange requirements.
          (g) “Common Unit” means a unit of common limited partner interest in the LP.
          (h) “Common Unit Option” means any option to purchase Common Units granted pursuant to Section 5.1. The Common Unit Options granted hereunder are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.
          (i) “Effective Date” means the date provided pursuant to Section 11.
          (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (k) “Fair Market Value” means the fair value of the Common Units on the relevant date as determined in good faith by the Board of Directors; provided, however, if the Common Units are converted into a security that is then traded over any exchange or quotation system, “Fair Market Value” shall mean the last sales price reported on such exchange or quotation system of such securities on the relevant date, or if such securities are not then traded on such exchange or quotation system on the relevant date, the last sales price of such securities on the next preceding trading day as reported on such exchange or quotation system.
          (l) “Freestanding SAR” means a SAR that is granted independently of any other Award.

          (m) “Limited Partner” shall have the meaning ascribed to it in the LP Agreement.
          (n) “LP” means Highland Financial Partners, L.P., a Delaware limited partnership or any successor thereto.
          (o) “LP Agreement” means the Limited Partnership Agreement of the LP, including all exhibits and schedules attached thereto, as the same may be amended from time to time.
          (p) “Participant” means any individual who is a director, officer, employee, consultant or advisor to the LP or to any Subsidiary and is selected by the Committee, pursuant to the Committee’s authority in Section 2 below, to receive Awards.
          (q) “Partner” shall have the meaning ascribed to it in the LP Agreement.
          (r) “Partnership Interest” shall have the meaning ascribed to it in the LP Agreement.
          (s) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the LP, a Subsidiary or affiliate, or a division or strategic business unit of the LP, or may be applied to the performance of the LP relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the LP or any Subsidiary or affiliate or the financial statements of the LP or any Subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
          (t) “Performance Unit” means an Award granted to a Participant pursuant to Section 5.4.
          (u) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the LP or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the LP or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the Partners of the LP in substantially the same proportions as their Partnership Interest in the LP.
          (v) “Restricted Common Unit” means an Award granted pursuant to Section 5.2 hereof.
          (w) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Common Unit Option, that pursuant to Section 5.3 is designated as an SAR.
          (x) “Strike Price” of any SAR shall equal, for any Tandem SAR (whether such Tandem SAR is granted at the same time as or after the grant of the related Common Unit Option), the exercise price of such option, or for any other

SAR, 100% of the Fair Market Value of a Common Unit on the grant date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement.
          (y) “Subsidiary” shall have the meaning ascribed to it in the LP Agreement.
          (z) “Tandem SAR” means a SAR that is granted in connection with a related Common Unit Option, the exercise of which shall require cancellation of the right to purchase a Common Unit under the related Common Unit Option (and when a Common Unit is purchased under the related Common Unit Option, the Tandem SAR shall similarly be canceled).
SECTION 2
ADMINISTRATION
     2.1 Administration. The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the LP. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify (unless determined otherwise by the Committee).
     2.2 Duties and Powers of Committee. The Committee shall have the power and authority to grant Awards to Participants in connection with the performance of services for the LP or any Subsidiary pursuant to the terms of the Plan, and, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.
     In particular, the Committee shall have the authority to determine, in a manner consistent with the terms of the Plan:
          (a) those officers, employees, directors, consultants and advisors of the LP, if any, who shall be Participants;

          (b) subject to Section 3, the number of Common Units to be covered by each Common Unit Option granted hereunder;
          (c) the terms and conditions of any Award granted hereunder, including the waiver or modification of any such terms or conditions, consistent with the provisions of the Plan (including, but not limited to, Section 8 of the Plan);
          (d) to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and
          (e) to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered.
Notwithstanding the foregoing, the Committee shall not take any action with respect to an Award that would be treated, for accounting purposes, as a “repricing” of such Award unless such action is approved by the LP’s Partners. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.
     2.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
     2.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee may receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities that members of the Committee or Board may incur in connection with the administration of this Plan shall be borne by the LP. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Board, the LP and any officers and directors of the LP shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Board in good faith shall be final and binding upon all Participants, the LP and all other interested persons. No member of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Award, and all members of the Committee and Board shall be fully protected and indemnified to the fullest extent permitted by law, by the LP, in respect of any such action, determination or interpretation.

SECTION 3
COMMON UNITS SUBJECT TO PLAN
     3.1 Number of and Source of Common Units. Initially, the maximum number of Common Units reserved and available for issuance under the Plan, together with any number of Common Units available for issuance under the Highland Financial Partners, L.P. 2006 LP Unit Incentive Plan for Non-Natural Persons (the “Entity Plan” and together with the Plan, the “Equity Plans”), shall be 2,667,126 Common Units. Subsequently, the maximum aggregate number of Common Units reserved and available for issuance under the Equity Plans shall be increased by ten percent (10%) of the Common Units issued in any and each subsequent offering of Common Units by the LP, which increases the number of the outstanding Common Units of the LP upon such offering; [provided, however, that on the first day of the LP’s fiscal year beginning in calendar year [2008] and on each anniversary of such date that occurs during the Term of the Plan, as set forth in Section 12 below, the aggregate number of Common Units reserved and available for issuance under the Equity Plans shall be increased by an amount equal to the lesser of (i) ___Common Units or (ii) ___percent (___%) of the number of Common Units outstanding on the last day of the immediately preceding fiscal year. Notwithstanding the foregoing, the maximum aggregate number of Common Units reserved and available for issuance under the Equity Plans shall not exceed an amount equal to [                    ] Common Units.] The aggregate number of Common Units as to which Awards may be granted to any Participant during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 50% of the Common Units reserved for the purposes of the Plan. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. If any Common Units subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires with or without a distribution of Common Units to the Participant, the Common Units with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, count against the maximum number of Common Units for which Awards may be granted to the Participant under the preceding sentence.
     If any Common Units subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Common Units to the Participant, the Common Units respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan and such Awards shall be granted at the Fair Market Value of the underlying Common Units on the grant date of such Awards. Notwithstanding the foregoing, Common Units that are exchanged by a Participant or withheld by the LP as full or partial payment in connection with any Award under the Plan, as well as any Common Units exchanged by a Participant or withheld by the LP or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Common Units as to which the Award is exercised and, notwithstanding the foregoing, such number of Common Units shall no longer be available for Awards under the Plan.
     3.2 Adjustment of Awards. Upon the occurrence of any event which affects the Common Units in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of Common Units (or other securities) which may thereafter be issued in connection with such outstanding Awards and adjustments to any exercise price specified in the outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of Common Units (or other securities) authorized by or to be granted under the Plan. Such other substitutions or adjustments shall be made respecting Awards hereunder as may be determined by the Committee, in its sole discretion. In connection with any event described in this paragraph, the Committee may provide, in its discretion, for the cancellation of any outstanding Award and payment in cash or other property in exchange therefor, equal to the difference, if any, between the fair market value of the Common Units or other property subject to the Award, and the exercise price, if any.
SECTION 4
ELIGIBILITY
     Each officer, director, employee, consultant or advisor of the LP or any Subsidiary shall be eligible to be considered by the Committee for Awards under the Plan. Additional Participants under the Plan may be selected from time to time by the
     Committee, in its sole discretion, and the Committee shall determine, in its sole discretion, the number of Common Units covered by each Award.
SECTION 5
AWARDS
     Awards may include, but are not limited to, those described in this Section 5. The Committee may grant Awards singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine.
     5.1 Common Unit Options.

          (a) General. A Common Unit Option is a right to purchase a specified number of Common Units, at a specified price during such specified time as the Committee shall determine. Vested Common Unit Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the LP specifying the number of Common Units to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Committee.
          (b) Exercise Price. The exercise price per Common Unit purchasable under a Common Unit Option shall be determined by the Committee, but in no event shall such exercise price be less than the Fair Market Value of a Common Unit as of the date of grant of such Common Unit Option.
          (c) Payment. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted Common Units already owned by the Participant which, (x) in the case of unrestricted Common Units acquired upon exercise of an option, to the extent required by the Committee, have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate option price of the Common Units as to which such Common Unit Option shall be exercised and the minimum statutory withholding taxes with respect thereto, (iii) in the deduction of unrestricted Common Units that otherwise would be distributed to the Participant upon exercise of the Common Unit Option, which have a Fair Market Value on the date of surrender equal to the aggregate option price of the Common Units as to which such Common Unit Option shall be exercised and the minimum statutory withholding taxes with respect thereto, (iv)any other form of consideration approved by the Committee and permitted by applicable law or (v) any combination of the foregoing. No fractional Common Units will be issued or accepted. A Participant shall generally have the rights of a Limited Partner with respect to the Common Units subject to the Common Unit Option only after the Participant has given written notice of exercise, has paid in full for such units (including the payment of any applicable withholding taxes), and, if requested, has agreed in writing to be bound by the LP Agreement, has complied with any other requirements of the Award Agreement and, if requested, has given the representation described in paragraph (2) of Section 10 below.
          (d) Term and Exercisability of Common Unit Options. Common Unit Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Common Unit Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. A Common Unit Option may be exercised to the extent of any or all full Common Units underlying such option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent, in the form and manner determined by the Committee. No partial exercise may be made for less than one hundred (100) full Common Units.
     5.2 Restricted Common Units.
          (a) General. Restricted Common Units are Common Units that are issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more certificates. Restricted Common Units are subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Common Units and the requirement of forfeiture of the Restricted Common Units upon termination of employment or service under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine.
          (b) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Common Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Common Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Common Units which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Common Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
          (c) Unitholder Rights. Subject to the restrictions stated in this Section 5.2 and in the applicable Award Agreement, the Participant shall generally have the rights of a Limited Partner only after the Participant has agreed in writing to be bound by the LP Agreement, and, if requested, has given the representation described in paragraph (2) of Section 10 below.
          (d) Escrow Provisions. The LP may require that any certificates evidencing Restricted Common Units granted hereunder be held in the custody of the LP until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Common Units, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Units covered by such award.
          (e) Legends. The Committee, in its discretion, may legend the certificates representing Restricted Common Units to give appropriate notice of such restrictions.
          (f) Removal of Restrictions. Except as otherwise provided in this Section 5.2, Common Units covered by each Restricted Common Unit made under the Plan shall be released from escrow as soon as practicable after the last day of the period of restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. The Committee (in its discretion) may establish procedures regarding the release of Common Units from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the LP.
     5.3 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof.
          (a) Number of Common Units. The Committee shall have complete discretion to determine the number of SARs granted to any Participant. The Committee shall determine the number of SARs granted to each Grantee (subject to Section 3.1), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs.
          (b) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement.
          (c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the LP in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Common Unit on the date of exercise over the Strike Price by (i) the number of Common Units with respect to which the SAR is exercised; provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Common Unit on the Grant Date as the Committee shall specify. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Common Units of equivalent value, or in some combination thereof. As provided by the Committee in the Award Agreement, the payment upon exercise of a Freestanding SAR may alternatively be in cash provided that such Freestanding SAR is structured in a manner that the cash payment complies with Section 409A of the Code.
          (d) Tandem SARs. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Common Unit Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the exercise price of the underlying Common Unit Option and the Fair Market Value of the Common Units subject to the underlying option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Common Units subject to the Common Unit Option exceeds the exercise price of such option.
          (e) Transferability of SARs. Unless otherwise provided by the Committee or in the Award Agreement, Freestanding SARs shall be transferable only when and to the extent that a Common Unit Option would be transferable under the Plan and Tandem SARs shall be transferable only when and to the extent that the underlying Common Unit Option would be transferable under the Plan.
     5.4 Grant of Performance Units. Performance Units may be granted to Participants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant.
          (a) Value of Performance Units. Each Performance Unit shall have an initial value equal to the Fair Market Value of a Common Unit on the grant date.
          (b) Performance Unit Agreement. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
          (c) Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the performance period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
          (d) General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of LP-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an employee, director or consultant of the LP).
          (e) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of certain Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
          (f) Earning of Performance Units. After the applicable performance period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Units, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Units.
          (g) Form and Timing of Payment of Performance Units. Except as otherwise determined by the Committee or provided for in the Award Agreement, payment of vested Performance Units shall be made as soon as practicable after the vesting of such units. The Committee, in its sole discretion, may pay Performance Units in the form of cash, in Common Units or in a combination thereof.
          (h) Cancellation of Performance Units. On the date set forth in the Award Agreement, all unvested Performance Units shall be forfeited to the LP, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.
     5.5 Other Awards. The Committee may from time to time grant other Common Unit-based and non Common Unit-based Awards under the Plan, including without limitation, those Awards pursuant to which Common Units are or may in the future be acquired, Awards denominated in Common Units, securities convertible into Common Units, phantom securities, dividend equivalents, or other tandem Awards, or any other equity-based incentive award and cash. The Committee shall determine the terms and conditions of such other Common Unit-based and non-Common Unit-based Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.
SECTION 6
AWARD AGREEMENTS
     Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of Common Units or other securities, and such other terms and conditions applicable to the Award (and not inconsistent with this Plan) as are determined by the Committee.
     6.1 Terms of Award Agreements. Award Agreements shall include the following terms:
          (a) Term. The term of each Award (as determined by the Committee); provided that, no Award shall be exercisable more than ten years after the date such Award is granted.
          (b) Exercise Price. The exercise price per Common Units purchasable under an Award (as determined by the Committee in its sole discretion at the time of grant).
          (c) Exercisability. Provisions regarding the exercisability of Awards (which shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant).
          (d) Method of Exercise. Provisions describing the method of exercising Awards.
          (e) Termination of Employment or Service. Provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment or service with the LP or any Subsidiary, as applicable, including but not limited to, terms relating to the vesting, time for exercise, forfeiture and cancellation of an Award in such circumstances.
          (f) Rights as Limited Partner. A provision that a Participant shall have no rights as a Limited Partner with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

          (g) Nontransferability. A provision that, unless otherwise permitted by the Committee or set forth in the Award Agreement, the Participant shall not be permitted to sell, transfer, pledge or assign any Award, and all Awards shall be exercisable only by the Participant.
          (h) Other Terms. Such other terms as are necessary and appropriate to effectuate an Award to the Participant, including but not limited to, (1) vesting provisions, (2) deferral elections, (3) any requirements for continued employment or service with the LP, (4) any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, (5) effect on the Award of a “change in control”, (6) the right of the LP and such other persons as the Committee shall designate (“Designees”) to repurchase from a Participant, and such Participant’s permitted transferees, all Common Units issued or issuable to such Participant in connection with an Award in the event of such Participant’s termination of employment or service, (7) rights of first refusal granted to the LP and Designees, if any, (8) holdback and other registration right restrictions in the event of a public registration of any equity securities of the LP and (9) any other terms and conditions which the Committee shall deem necessary and desirable.
     6.2 Replacement, Substitution, and Reloading. Award Agreements may also include provisions permitting the replacement or substitution of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms, and for the grant of reload Common Unit Options upon exercise of outstanding Common Unit Options.
     6.3 Surrender of Common Unit Options. The Committee may require the voluntary surrender of all or a portion of any Common Unit Option or other Award granted under the Plan as a condition precedent to a grant of a new Common Unit Option or Award. Subject to the provisions of the Plan, such new Common Unit Option or Award shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Common Unit Option or Award is granted; provided that, should the Committee so require, the number of Common Units subject to such new Common Unit Option or Award shall not be greater than the number of Common Units subject to the surrendered Common Unit Option or Award.
SECTION 7
LOANS
     Subject to applicable law, the LP or any Subsidiary may make loans available to Participants in connection with the exercise of outstanding Common Unit

Options granted under the Plan or the payment of federal, state, and local income taxes attributable to Awards granted under the Plan, as the Committee, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Common Unit Option holders in favor of the LP or any Subsidiary, as applicable, (ii) be subject to the terms and conditions set forth in this Section 7 and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, (iii) bear interest, if any, at such rate as the Committee shall determine, and (iv) be subject to Board approval (or to approval by the Committee to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price of the Common Units covered by the Common Unit Option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder’s termination of employment shall be determined by the Committee. Unless the Committee determines otherwise, when a loan is made, Common Units having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the LP as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its discretion; provided that, each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and of the U.S. Securities and Exchange Commission and any other governmental agency having jurisdiction.
SECTION 8
AMENDMENT AND TERMINATION
     The Board may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires approval by the LP’s limited partners in order for the Plan to comply with a rule or regulation deemed applicable by the Committee, shall be effective unless the same shall be approved by the requisite vote of the Partners entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award or Loan theretofore granted under the Plan. Notwithstanding anything to the contrary in the Plan, the LP reserves the right, but not the obligation, to revise the Plan and any Awards as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code. No Award may be granted during any period of suspension or after termination of the Plan.

SECTION 9
UNFUNDED STATUS OF PLAN
     The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the LP, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the LP.
SECTION 10
GENERAL PROVISIONS
     10.1 Securities Laws Compliance. Common Units shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Common Units pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Units may then be listed, and shall be further subject to the approval of counsel for the LP with respect to such compliance.
     10.2 Certificate Legends. The Committee may require each person purchasing Common Units pursuant to a Common Unit Option to represent to and agree with the LP in writing that such person is acquiring the Common Units subject thereto without a view to distribution thereof. Any certificates for such Common Units may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
     10.3 Transfer Restrictions. Any certificates for Common Units delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Units or the security into which any Common Units are converted are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
     10.4 LP Actions. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to approval of the LP’s Partners if such approval is necessary and desirable; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any officer, director, employee, consultant or advisor of the LP any right to continued employment with or retention by the LP, as the case may be, nor shall it interfere in any way with the right of the LP to terminate the employment or service of any of its officers, directors, employees, consultants or advisors at any time.
     10.5 Payment of Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the LP, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the LP under the Plan shall be conditional on the making of such payments or arrangements, and the LP shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
SECTION 11
EFFECTIVE DATE OF PLAN
The Plan became effective (the “Effective Date”) on February 3, 2006, the date the Board formally approved the Plan.
TERM OF PLAN
     No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.